ESQUIRE SPORTS

CONSULTING AGREEMENT

THIS AGREEMENT is dated December 1, 2007 (the "Effective Date") by and between **THE PURPLE BEVERAGE COMPANY,** a Nevada corporation (the "Company") and **ESQUIRE SPORTS MARKETING, L.L.C.,** a Delaware limited liability company ("Consultant").

In consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties, intending to be legally bound, agree as follows:

1. **Consulting Duties:** The Consultant shall solicit on behalf of the Company, celebrities in the sports and entertainment industries to be mutually agreed upon by the parties hereto, to endorse the beverage "Purple" produced and distributed by the Company (the "Product"). As of the date hereof, the Company has authorized the Consultant to seek celebrity endorsements of the Product from Jose Reyes, Joba Chamberlain and Lance Armstrong. The Consultant's activities shall be subject to the direction and approval of the Chief Executive Officer of the Company.

2. **Access to Certain Information.** The Company may provide to the Consultant copies of proposed Company literature and/or information prior to the dissemination of such literature and/or information to third parties. The Consultant shall not disseminate any Company materials or documents, shall not provide any third-party any information concerning the Company, nor utilize such materials for his own purposes, without the prior approval of the Company.

3. **Term.** The term of this Agreement shall be for a period of one (1) year from the date of this Agreement (the "Term").

4. **Compensation.** Immediately following consummation of the Company's contemplated reverse merger transaction with a to-be-identified public company (such transaction referred to herein as the "Reverse Merger"; and the entity which results from the Reverse Merger referred to herein as the "Merged Entity"), the Merged Entity shall issue the Consultant 100,000 shares of the Merged Entity's common stock (the "Shares"). The Company represents and warrants that the Shares, when issued, will be fully paid and non-assessable and free and preemptive rights that may exist under the Merged Entity's certificate of incorporation and by laws. The Merged Entity shall assume the obligations of the Company hereunder. Consultant hereby agrees that it shall not sell any of the Shares without the express written consent of the Company at any time prior to the one (1) year anniversary of the date hereof.

5. **Termination.** This Agreement may be terminated by the Company without prior notice if at any time:

(a) The Consultant shall commit any breach of any of the provisions herein contained;

(b) The Consultant shall be guilty of any misconduct or neglect in the discharge of its duties hereunder;

(c) The Consultant shall become unavailable or fail to follow the directions of the Company or become of unsound mind or be declared incompetent to handle his own personal affairs;

(d) On thirty (30) days prior written notice by the Company to the Consultant (provided that the Consultant shall still be entitled to the stock compensation from the Merged Entity as set forth in Section 4 hereof in the event of such termination).

Notwithstanding the termination of this Agreement by the Company, the Company hereby acknowledges that it shall continue to be solely responsible for the payment of any compensation, fees and expenses in accordance with the terms and conditions set forth in agreements to be entered into between the Company and/or the Merged Entity and the celebrity endorsers of the Product secured by the Consultant on behalf of the Company and/or the Merged Entity.

6. **Other Interests.** The Company is aware that the Consultant has now and will continue to have business interests in other companies and the Company recognizes that these companies will require a certain portion of the Consultant's time. The Company agrees that the Consultant may continue to devote time to such outside interests, PROVIDED, THAT, such interests do not conflict with, in any way, the time required for the Consultant to perform his duties under this Agreement.

7. **Miscellaneous.**

(a) This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this agreement nor any rights or benefits arising hereunder are assignable by the Consultant without the prior written consent of the Company provided, however, the Company hereby acknowledges that in order to secure the celebrity endorsements of the Product, the Consultant shall be permitted to interact with the celebrity's agents and/or other third party intermediaries.

(b) This Agreement contains the entire agreement and understanding between the parties and supersedes any and all prior understandings and agreements between the parties regarding the engagement of the Consultant.

(c) No modification hereof shall be binding unless made in writing and signed by the party against whom enforcement is sought. No waiver of any provisions of this Agreement shall

be valid unless the same is in writing and signed by the party against whom it is sought to be enforced, unless it can be shown through custom, usage or course of action.

(d) This Agreement is executed in, and it is the intention of the parties hereto that it shall be governed by, the laws of the State of New York without giving effect to applicable conflict of laws provisions.

(e) The provisions of this Agreement shall be deemed to be severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(f) Any notice or communication permitted or required by this Agreement shall be in writing and shall become effective upon personal service, or service by wire transmission, which has been acknowledged by the other party as being received, or two (2) days after its mailing by certified mail, return receipt requested, postage prepaid addressed as follows:

(1) If to the Company:

THE PURPLE BEVERAGE COMPANY
450 E. Las Olas Blvd.
Suite #830
Ft. Lauderdale, Fl. 33301
Attn: Chief Executive Officer
Fax: 954-462-8758

(2) If to the Consultant, to:

ESQUIRE SPORTS MARKETING, L.L.C.
163-12 Pidgeon Meadow Road
Flushing, NY 11358
Attn: President
Fax: 718-939-2174

(g) Non-Disparagement. Both parties acknowledge and agree not to defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the other, in either a professional or personal manner, at any time during or following the employment period. With respect to the Company, this shall include any officers, directors, partners, executives, employees, representatives or agents of the Company.

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IN WITNESS WHEREOF, THE PURPLE BEVERAGE COMPANY and the **CONSULTANT** have executed this Agreement as of the Effective Date.

COMPANY:

THE PURPLE BEVERAGE COMPANY

By: ______________________
Name: Ted Farnsworth
Title: CEO

CONSULTANT:

ESQUIRE SPORTS MARKETING, L.L.C.

/s/ Edward H. Schauder
Name: Edward H. Schauder
Title: Managing Member